UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
September 25, 2008
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
incorporation or organization)
200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)
(601) 442-1601
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     The information in Item 2.03 below is incorporated herein by reference.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On September 25, 2008, Callon Petroleum Company entered into a $250 million second amended and restated senior secured credit facility (the “Amended Credit Facility”) by and among the Company, the “Lenders” described therein, Regions Bank as Syndication Agent, Capital One, N.A. as Documentation Agent and Union Bank of California, N.A., as Administrative Agent for such lenders. The Amended Credit Facility provides for an initial borrowing base of $70 million, which will be reviewed and re-determined on a semi-annual basis. Currently there are no borrowings outstanding under the Amended Credit Facility; however an outstanding $15 million letter of credit reduces availability. The maturity date of the credit facility prior to the amendment was July 31, 2010. It has been extended to September 25, 2012, provided that if by June 10, 2010 the Company’s existing senior notes due 2010 have not been renewed or refinanced to a maturity date after September 25, 2012 the final maturity date of the Amended Credit Facility will be June 15, 2010.
     The Company may borrow, repay and reborrow amounts up to the borrowing base from time to time. Voluntary prepayments by the Company are permitted under the Amended Credit Facility upon proper notice. Borrowings under the Amended Credit Facility bear interest at (i) at the greater of the prime rate or an adjusted federal funds rate, plus an applicable margin ranging from 0% to 0.750% based on the borrowing base utilization, or, at the Company’s option, (ii) a LIBOR rate plus an applicable margin ranging from 1.625% to 2.750% based on the borrowing base utilization. In addition, the Company must pay to the Lenders a commitment fee ranging from 0.25% to 0.375% per annum on the unused portion of the amount available under the Amended Credit Facility.
     The Amended Credit Facility contains covenants that will limit to an extent the ability of the Company to, among other things, incur or guarantee levels of additional indebtedness; create certain liens; pay dividends on or repurchase stock of the Company or its subsidiaries; or sell assets or merge with another entity. There are also customary financial covenants under the Amended Credit Facility, including a maximum leverage ratio and a minimum current ratio. The Amended Credit Facility includes events of default, which are also customary for facilities of this type including provisions under which, upon the occurrence of an event of default, all outstanding loans under the Agreement may be accelerated.
     The foregoing description of the Amended Credit Facility is qualified in its entirety by reference to the Amended Credit Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 7 —  Regulation FD
Item 7.01  Regulation FD Disclosure
     A copy of the press release announcing the foregoing transaction is attached as Exhibit 99.1 to this Form 8-K.  This press releases shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Title of Document

10.1	Second Amended and Restated Credit Agreement dated as of September 25, 2008, by and among Callon Petroleum Company, the “Lenders” described therein, Regions Bank, as Syndication Agent, Capital One, N.A., as Documentation Agent, and Union Bank of California, N.A., as Administrative Agent.

99.1	Press Release dated September 29, 2008 announcing Amended Credit Facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
October 1, 2008	By:	/s/ B.F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

10.1	Second Amended and Restated Credit Agreement dated as of September 25, 2008, by and among Callon Petroleum Company, the “Lenders” described therein, Regions Bank, as Syndication Agent, Capital One, N.A., as Documentation Agent, and Union Bank of California, N.A., as Administrative Agent.

99.1	Press Release dated September 29, 2008 announcing Amended Credit Facility.

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